UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – April 22, 2010

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Lockheed Martin Corporation held its Annual Meeting of Stockholders on April 22, 2010. Of the 373,770,624 shares outstanding and entitled to vote, 334,064,685 shares were represented at the meeting, or an 89.38% quorum. The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows:

Proposal 1 – Election of Directors

•

Elected the following eleven individuals to the Board of Directors to serve as directors until the Annual Meeting of Stockholders in 2011 and until their successors have been duly elected and qualified:

	Votes Cast For	Votes Cast Against	Votes Abstain	Broker Non-Votes
E. C. “Pete” Aldridge Jr.	284,200,838	22,502,671	2,356,873	25,004,303

Nolan D. Archibald	283,579,559	22,642,798	2,838,025	25,004,303

David B. Burritt	300,136,090	5,993,719	2,933,673	25,001,203

James O. Ellis Jr.	300,174,892	6,160,680	2,727,910	25,001,203

Gwendolyn S. King	295,971,396	10,318,605	2,773,481	25,001,203

James M. Loy	271,389,581	33,800,947	3,872,954	25,001,203

Douglas H. McCorkindale	286,687,188	19,453,502	2,919,692	25,004,303

Joseph W. Ralston	287,662,499	17,693,534	3,707,449	25,001,203

James M. Schneider	287,314,878	18,955,636	2,789,868	25,004,303

Anne Stevens	286,225,393	20,112,524	2,722,465	25,004,303

Robert J. Stevens	300,838,076	6,294,298	1,931,108	25,001,203

Proposal 2 – Ratification of Appointment of Independent Auditors

•

Ratified the appointment of Ernst & Young LLP as the Corporation’s independent auditors for the year ended December 31, 2010. There were 326,248,377 votes for the appointment, 6,145,529 votes against the appointment, and 1,670,779 abstentions.

Proposal 3 – Stockholder Proposal by The Sisters of Mercy of the Americas, Regional Community of Detroit Charitable Trust and Other Groups

•

Rejected a stockholder proposal that recommended the Corporation provide to stockholders a report on certain information relating to the Corporation’s space-based weapons program. There were 14,667,458 votes for the proposal, 241,151,061 votes against the proposal, 53,244,963 abstentions, and 25,001,203 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

/s/ David A. Dedman
David A. Dedman
Vice President and Associate General Counsel

April 23, 2010

4